SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☑	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

CVB Financial Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
STOCK OWNERSHIP
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD
PROPOSAL 1
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
REPORT OF THE COMPENSATION COMMITTEE
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
THE BOARD RECOMMENDS A VOTE “FOR” ALL SEVEN NOMINEES FOR DIRECTOR
PROPOSAL 2
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE CVB FINANCIAL CORP. 2005 EXECUTIVE INCENTIVE PLAN
PROPOSAL 3
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF MCGLADREY & PULLEN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2005
ANNUAL REPORT
PROPOSALS OF SHAREHOLDERS
ANNEX A

CVB FINANCIAL CORP.
NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 18, 2005

          TO OUR SHAREHOLDERS:

          The 2005 Annual Meeting of Shareholders of CVB Financial Corp. will be held at the Ontario Convention Center, 2000 Convention Center Way, Ontario, California 91764 on Wednesday, May 18, 2005 at 7:00 p.m. local time.

          At our meeting, we will ask you to act on the following matters:

               1. Election of Directors. Elect seven persons to the Board of Directors to serve for a term of one year. The following seven persons are the nominees:

George A. Borba	James C. Seley
John A. Borba	San E. Vaccaro
Ronald O. Kruse	D. Linn Wiley
John J. LoPorto

               2. Executive Incentive Plan. Approval of the CVB Financial Corp. Executive Incentive Plan.

               3. Ratification of Appointment of Independent Registered Public Accountants. Ratify the appointment of McGladrey & Pullen, LLP as independent registered public accountants for 2005.

               4. Other Business. Transact any other business which properly comes before the meeting.

          Our Bylaws provide for the nomination of directors in the following manner:

          “Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing and shall be received by the President of the corporation no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date the notice of such meeting is sent to shareholders pursuant to Section 2.2 of these bylaws; provided, however, that if only 10 days notice of the meeting is given to shareholders such notice of intention to nominate shall be received by the President of the corporation not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of voting stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith shall be disregarded by the then chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each nominee.” Additional information regarding procedures for shareholders recommending nominees for directors is set forth under the heading “Consideration of Shareholder Nominees.”

          If you were a shareholder of record at the close of business on March 24, 2005, you may vote at the meeting or at any postponement or adjournment of the meeting.

IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON.

By Order of the Board of Directors

DONNA MARCHESI Corporate Secretary

Dated: April 8, 2005

PROXY STATEMENT FOR
CVB FINANCIAL CORP.
701 North Haven Avenue, Suite 350
Ontario, California 91764
(909) 980-4030

          This proxy statement contains information about the annual meeting of shareholders of CVB Financial Corp. to be held on Wednesday, May 18, 2005 beginning at 7:00 p.m., local time, at the Ontario Convention Center, 2000 Convention Center Way, Ontario, California 91764, and at any postponements or adjournments of the meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did You Send Me This Proxy Statement?

          We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors is soliciting your vote at the 2005 Annual Meeting of Shareholders.

          This proxy statement summarizes the information you need to know to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

          We will begin sending this proxy statement, notice of annual meeting and the enclosed proxy card on or about April 8, 2005 to all shareholders entitled to vote. The record date for those entitled to vote is March 24, 2005. On March 24, 2005, there were 61,601,338 shares of our common stock outstanding. Common stock is our only class of stock outstanding. We are also sending our Annual Report, including our Annual Report on Form 10-K, to shareholders for the year ended December 31, 2004 along with this proxy statement.

How Do I Vote By Proxy?

          Whether you plan to attend the meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the meeting and vote.

          If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” the election of all seven nominees for director;

•	“FOR” approval of the Executive Incentive Plan; and

•	“FOR” ratification of the appointment of McGladrey & Pullen as our independent registered public accountants for 2005.

          If any other matter is presented, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion. At the time this proxy statement went to press, we knew of no matters which needed to be acted on at the meeting, other than those discussed in this proxy statement.

How Many Votes Do I Have?

          Each share of common stock entitles you to one vote. The proxy card indicates the number of shares of common stock that you own. However, in the election of directors, you are entitled to cumulate your votes if you are present at the meeting, the nominee’s(s’) name(s) have properly been placed in nomination, and a shareholder has given notice at the meeting prior to the actual voting of his intention to vote his shares cumulatively. Cumulative voting allows you to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares you own, or to distribute your votes in the same fashion between two or more nominees. The return of an executed proxy grants the Board of Directors the discretionary authority to also cumulate votes.

May I Change My Vote After I Return My Proxy Card?

          Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised, if you file with CVB Financial’s Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How Do I Vote In Person?

          If you plan to attend the meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a legal proxy from your broker, bank or other nominee to vote the shares at the meeting.

What Constitutes A Quorum?

          The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. Proxies which are marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

What Vote Is Required For Each Proposal?

          The seven nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate “WITHHOLD AUTHORITY TO VOTE” for a particular nominee on your proxy card, your vote will not count either “FOR” or “AGAINST” the nominee. Approval of the Executive Incentive Plan and ratification of the appointment of our auditors requires the approval of a majority of the votes represented and voting at the meeting.

          If you hold your shares of common stock in “street name” (that is, through a broker or other nominee) and you fail to instruct your broker or nominee as to how to vote your shares, your broker or nominee may in its discretion, vote your shares “FOR” the election of directors, “FOR” the Executive Incentive Plan and “FOR” ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accountants. Abstentions and broker nonvotes will have no effect on the proposals being submitted at the annual meeting.

What Are The Costs Of Solicitation Of Proxies?

          We will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of proxies. The proxies will be solicited principally through the mails, but CVB Financial’s directors, officers and regular employees may solicit proxies personally or by telephone. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies.

STOCK OWNERSHIP

Who Are The Largest Owners Of CVB Financial’s Common Stock?

          The following table shows the beneficial ownership of common stock as of March 24, 2005 by each person we know to be the beneficial owner of more than 5% of the outstanding shares of common stock based on information these persons have filed with the Securities and Exchange Commission on Schedule 13G. “Beneficial ownership” is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. So, for example, you beneficially own CVB Financial’s common stock not only if you hold it directly, but also if you indirectly, through a relationship, contract or understanding, have, or share, the power to vote the stock, to sell it or you have the right to acquire it within 60 days of March 24, 2005:

		Common Stock
		Beneficially Owned
		Number	Percent
Name	Address	of Shares	of Class
George A. Borba(1)	c/o Citizens Business Bank
	701 N. Haven Avenue	8,366,314	13.6%
	Ontario, CA 91764

John Vanderschaaf	c/o Citizen Business Bank
	701 N. Haven Avenue	3,072,324	5.0%
	Ontario, CA 91764

(1)	Includes 53,516 shares Mr. Borba has the right to acquire within 60 days after March 24, 2005.

How Much Stock Do CVB Financial’s Directors and Officers Own?

     The following table shows the beneficial ownership of CVB Financial’s common stock as of March 24, 2005 by (i) our Chief Executive Officer and President; (ii) our four most other highly compensated executive officers in 2004; (iii) each director, all of whom are also nominees for director and (iv) by all directors and executive officers as a group.

	Common Stock
	Beneficially Owned
	Number	Percent
Name	of Shares (1)	Of Class (2)
George A. Borba (3) Chairman of the Board and Nominee	8,366,314	13.6
John A. Borba (3) Director and Nominee	1,633,793	2.7
Ronald O. Kruse (3) Director and Nominee	1,392,357	2.3
John J. LoPorto (4) Director and Nominee	1,270,133	2.1
James C. Seley (5) Director and Nominee	215,420		*
San E. Vaccaro (6) Director and Nominee	384,960		*
D. Linn Wiley (7) President, Chief Executive Officer, Director and Nominee	614,038	1.0

	Common Stock
	Beneficially Owned
	Number	Percent
Name	of Shares (1)	Of Class (2)
Frank Basirico(8) Executive Vice President	5,000		*
Edward J. Biebrich, Jr. (9) Executive Vice President and Chief Financial Officer	145,091		*
Jay W. Coleman (10) Executive Vice President	269,869		*
Edwin Pomplun Executive Vice President	78,505		*
Current Directors and Executive Officers (11 persons) (11)	14,375,480	23.4

*	Less than 1%.

(1)	Except as otherwise noted below, each person directly or indirectly has sole or shared voting and investment power (as community property and/or with such person’s spouse) with respect to the shares listed.

(2)	The percentage for each of these persons or group is based upon the total number of shares of CVB Financial’s common stock outstanding as of March 24, 2005 plus the shares which the respective individual or group has the right to acquire within 60 days after March 24, 2005 by the exercise of stock options.

(3)	Includes 53,516 shares which each individual may acquire within 60 days after March 24, 2005 by the exercise of stock options.

(4)	Includes 6,250 which Mr. LoPorto may acquire within 60 days after March 24, 2005 by the exercise of stock options and 63,868 shares held by Mr. Lo Porto as trustee for a family trust.

(5)	Includes 189,282 shares which Mr. Seley may acquire within 60 days after March 24, 2005 by the exercise of stock options and 1,946 shares over which Mr. Seley shares ownership through an investment club.

(6)	Includes 114,040 shares which Mr. Vaccaro can acquire within 60 days after March 24, 2005 by the exercise of stock options.

(7)	Includes 24,316 shares which Mr. Wiley may acquire within 60 days after March 24, 2005 by the exercise of stock options.

(8)	Includes 5,000 shares which Mr. Basirico may acquire within 60 days after March 24, 2005 by the exercise of stock options.

(9)	Includes 129,128 shares which Mr. Biebrich may acquire within 60 days after March 24, 2005 by the exercise of stock options.

(10)	Includes 19,312 shares which Mr. Coleman may acquire within 60 days after March 24, 2005 by the exercise of stock options.

(11)	Includes 647,876 shares which members of the group may acquire within 60 days after March 24, 2005 by the exercise of stock options.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

          The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. To that end, over the course of a number of months, the Board reviewed its governance policies and practices, as well as the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of the Nasdaq Stock Market. As a result of this review, we have adopted Corporate Governance Principles, which among other things, provide for:

•	At least a majority of independent directors;

•	Audit, compensation and nominating/corporate governance committees consisting solely of independent directors;

•	Periodic executive sessions of non-management directors;

•	An annual self-evaluation process for the Board and its committees;

•	Ethical conduct of directors;

•	Director access to officers and employees;

•	Director access to independent advisors;

•	Periodic review of a management succession plan; and

•	Methodology for reporting concerns to non-employee directors or the Audit Committee.

          A copy of our Corporate Governance Principles is available on our website at www.cbbank.com under the tab “Investor Relations” and then “Corporate Governance.”

Board Selection Process

          We have established a Nominating and Corporate Governance Committee. This committee assists the Board in director selection, as well as review and consideration of developments in corporate governance practices. This committee also recommends to the Board director nominees for each Board committee, and reviews director candidates submitted by shareholders. The Nominating and Corporate Governance Committee is responsible for annually reviewing and evaluating with the Board the appropriate skills and characteristics required of Board members in the context of the current composition of the Board and our goals for nominees to the Board, including nominees who are current Board members. The Nominating and Corporate Governance Committee has the authority to utilize third party providers, as appropriate, to assist it in fulfilling its Board selection function.

          In identifying and evaluating nominees for director, the goals of the Nominating and Corporate Governance Committee include maintaining a strong and experienced Board by continually assessing the Board’s business background, current responsibilities, community involvement, independence, commitment to CVB (including meaningful ownership of our common stock with a market value of at least $100,000) and time available for service. Other important factors the Nominating and Corporate Governance Committee will consider in evaluating nominees include current knowledge and contacts in CVB’s industry and other industries relevant to CVB’s business, ability to work together with other Board members and ability to commit adequate time to serve as a director.

Consideration of Shareholder Nominees

          The policy of the Nominating and Corporate Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board of Directors. In evaluating nominees, the Nominating and Corporate Governance Committee will look at the same factors described under the heading “Board Selection Process” that it uses for nominees which come to its attention from persons other than the Board of Directors. Recommendations must be submitted in writing to the attention of the Chair of the Nominating and Corporate Governance Committee at the following address:

CVB Financial Corp.
701 N. Haven Avenue, Suite 350
Ontario, California 91764

Shareholders should include in such recommendation, (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of the Company owned by each proposed nominee and the notifying shareholder; (d) the name and residence address of the notifying shareholder; and (e) a letter from the proposed nominee indicating that such proposed nominee wishes to be considered as a nominee for the CVB Financial Board of Directors and will serve as a member of the CVB Financial Board if elected. In addition, each recommendation must set forth in detail the reasons why the notifying shareholder believes the proposed nominee meets the criteria set forth in the Nominating and Corporate Governance Committee Charter for serving on the Company’s Board of Directors.

          In addition, our Bylaws permit shareholders to nominate directors for consideration at an annual meeting. For a description of the process, see the “Notice of 2005 Annual Meeting of Shareholders” included herein.

Executive Sessions

          Executive sessions of non-management directors are held at least three times a year. The person who presides at these meetings is chosen by the independent directors.

Attendance at Annual Meetings

          The Board encourages all of its members to attend the annual meeting of shareholders. All of our directors attended the 2004 annual meeting of shareholders.

Communications with the Board

          Shareholders wishing to contact the Company’s Board of Directors, including a committee of the Board, may do so by writing to the following address to the attention of the Board or a committee of the Board at:

Board of Directors
CVB Financial Corp.
701 North Haven Avenue, Suite 350
Ontario, California 91764

          Confidential communications may be sent to:

Confidential Corporate Solutions
11684 Ventura Blvd., Suite 602
Studio City, California 91604

     In addition, any communication may be sent through the internet by logging on to http://www.confidentialcsi.com, and using CVB’s account number 37265843. All communications sent to the Board of Directors will be communicated with the entire Board of Directors unless the Chairman of the Board reasonably believes communication with the entire Board of Directors is not appropriate or necessary or the communication is intended only for a specific committee. Shareholders wishing to communicate solely with non-management directors, or confidentially, may do so by writing to the foregoing address at Confidential Corporate Solutions, and sending their communication to the attention of the Nominating and Corporate Governance Committee. The Company’s Corporate Secretary keeps a log of all communications sent to the Board of Directors or its committees. This log is available for inspection by the members of the Board of Directors.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

PROPOSAL 1

ELECTION OF DIRECTORS

          We have nominated seven directors for election at the annual meeting, which is the number fixed for the election of directors.

          We will nominate the persons named below, all of whom are present members of CVB Financial Corp.’s Board of Directors, for election to serve until the 2006 Annual Meeting of Shareholders and until their successors have been qualified. Each of these persons is also a member of the Board of Directors of our principal subsidiary, Citizens Business Bank. With the exception of Mr. Wiley, each of these directors is “independent” within the meaning of the rules and regulations promulgated by the Nasdaq Stock Market and has been determined to be “independent” by our Nominating and Corporate Governance Committee. The Board will cast its votes to effect the election of these nominees. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board.

The Nominees

The directors standing for reelection are:

			Year First Elected
	Principal Occupation		or Appointed
Name and Position	For Past Five Years	Age	a Director
George A. Borba (1) Chairman of the Board	Dairy Farmer, George Borba & Son Dairy	72	1981

John A. Borba (1) Director	Dairy Farmer, John Borba & Sons	77	1981

			Year First Elected
	Principal Occupation		or Appointed
Name and Position	For Past Five Years	Age	a Director
Ronald O. Kruse Vice Chairman of the Board and Director	Chairman, Kruse Investment Co., Inc. and Feed Commodities, LLC	66	1981

John J. LoPorto Director	Investor	72	1981

James C. Seley Director	Partner, Seley & Co. (commodity merchant)	63	1996

San E. Vaccaro, Director	Attorney	72	1999

D. Linn Wiley President, Chief Executive Officer and Director	President and Chief Executive Officer, CVB Financial Corp. and Citizens Business Bank	66	1991

(1)	George A. Borba and John A. Borba are brothers.

     Biographical information about all of our executive officers is contained under Item 4(a) of our Annual Report on Form 10-K, a copy of which is being mailed with this proxy statement and which is available on the Securities and Exchange Commission’s website at http://www.sec.gov.

The Board of Directors and Committees

          The Board of Directors oversees our business and affairs. The Board also has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

          The Audit Committee of the Board is composed of Messrs. J. Borba, Kruse, LoPorto, Seley and Vaccaro. The Audit Committee operates under a written charter adopted by the Board Of Directors. The Audit Committee is a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Each of the members of the Audit Committee is independent within the meaning of the rules and regulations of the Nasdaq Stock Market.

          The purpose of the Audit Committee is to oversee and monitor (i) the integrity of our financial statements and its systems of internal accounting and financial controls; (ii) our compliance with applicable legal and regulatory requirements; (iii) our independent auditor qualifications and independence; and (iv) the performance of our internal audit function and independent auditors. The Board of Directors has determined that Mr. San Vaccaro is the Company’s audit committee financial expert within the meaning of the rules and regulations of the Securities and Exchange Commission.

          The Audit Committee has sole authority to appoint or replace the independent auditors (including oversight of audit partner rotation). The Audit Committee is also directly responsible for the compensation and oversight of the work of the independent auditors. The independent auditors report directly to the Audit Committee. Among other things, the Audit Committee prepares the audit committee report for inclusion in the annual proxy statement, reviews and discusses with management and the independent auditor our independent certified audits; reviews and discusses with management and the independent auditor quarterly and annual financial statements; reviews the adequacy and effectiveness of our disclosure controls and procedures; prepares all auditing and permitted non-auditing services; reviews significant findings by bank regulators and management’s response thereto; establishes procedures to anonymously and confidentially handle complaints we receive regarding auditing matters and accounting and internal accounting controls; and handles the confidential, anonymous submission to it by employees of the Company of concerns regarding questions to accounting or auditing matters. The Audit Committee also has authority to retain independent legal, accounting and other advisors as the Audit Committee deems necessary or appropriate to carry out its duties. The Audit Committee held 17 meetings during 2004.

          The report of the Audit Committee is included below.

Audit Committee Report

          The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference.

          The Audit Committee reports to the Board and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of CVB Financial Corp. The Audit Committee manages the Company’s relationship with its independent auditors (who report directly to the Audit Committee).

          In discharging its oversight responsibility, the Audit Committee has met and held discussions with management and McGladrey & Pullen, LLP, the independent auditors for CVB Financial Corp., regarding the audited consolidated financial statements. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

          The Audit Committee also obtained from the independent auditors a formal written statement describing all relationships between CVB Financial Corp. and the auditors that bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee. The Audit Committee discussed with the independent auditors any relationships that may impact on the firm’s objectivity and independence and satisfied itself as to the auditors’ independence.

          Based on these discussions and reviews, the Audit Committee recommended that the Board of Directors approve the inclusion of CVB Financial Corp.’s audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Dated: March 18, 2005

THE AUDIT COMMITTEE

JOHN A. BORBA, Chairman
RONALD O. KRUSE
JOHN J. LOPORTO
JAMES C. SELEY
SAN E. VACCARO

The Compensation Committee

          In December 2003, the Board of Directors of the Company adopted a charter for a Compensation Committee to replace its Personnel Committee and Stock Option Committee. The Compensation Committee’s responsibilities are to oversee the Company’s compensation and employee benefit plans and practices, including its executive compensation plans and its incentive compensation and equity-based plans. This committee is composed of Messrs. G. Borba, J. Borba, R. Kruse, J. LoPorto, J. Seley and S. Vaccaro. Each of the members of the Compensation Committee is independent within the meaning of the rules and regulations of the Nasdaq Stock Market. The Compensation Committee met four times during 2004.

Nominating and Corporate Governance Committee

          The Board of Directors has a Nominating and Corporate Governance Committee consisting of Messrs. George Borba, John Borba, Ronald Kruse, John LoPorto, James Seley and San Vaccaro. Each of the members of the Nominating and Corporate Governance Committee is independent within the meanings of the rules and regulations of the Nasdaq Stock Market.

          As set forth above, the Nominating and Corporate Governance Committee:

•	assists the Board by identifying individuals qualified to become Board members;

•	recommends to the Board the director nominees for the next annual meeting;

•	recommends to the Board director nominees for each committee; and

•	develops and recommends a set of corporate governance principles applicable to the Company.

          Other specific duties and responsibilities of the Nominating and Corporate Governance Committee include: retaining and terminating any search firm to identify director candidates; receiving communications from shareholders regarding any matters of concern; recommend to the Board directors for each committee; and reviewing and reassessing the adequacy of its charter and its own performance on an annual basis. The procedures for nominating directors, other than by the Board of Directors itself, are set forth in the bylaws and reprinted in the Notice of Annual Meeting of Shareholders. The Charter of the Nominating and Corporate Governance Committee is available on our website at www.cbbank.com under the tab “Investor Relations” and then “Corporate Governance.” The Nominating and Corporate Governance Committee held one meeting during 2004.

The Number of Meetings Attended

          During 2004, CVB Financial’s Board of Directors held 13 meetings, and the Board of Directors of Citizens Business Bank held 14 meetings. All of the directors of CVB Financial and Citizens Business Bank during 2004 attended at least 75% of the aggregate of (i) the total number of CVB Financial and Citizens Business Bank Board meetings and (ii) the total number of meetings held by all committees of the Board of Directors of CVB Financial or Citizens Business Bank on which he served during 2004.

EXECUTIVE COMPENSATION

How Do We Compensate Executive Officers?

     Summary of Cash and Certain Other Compensation

          The tables on pages 15 through 16 show salaries and bonuses paid during the last three years and 2004 fiscal year-end option values and 2004 option grants for our Chief Executive Officer and our next four most highly compensated executive officers who are our “named executive officers.”

SUMMARY COMPENSATION TABLE

					Long-Term
		Annual Compensation			Compensation
				Other Annual	Awards	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation($)(1)	Options(2)(#)	Compensation($)(3)
D. LINN WILEY	2004	500,271	725,000	—	62,500	16,400
President and Chief Executive Officer of the Company and the Bank	2003	438,420	348,566	—	—	16,000
	2002	414,507	362,544	—	—	16,000

EDWARD J. BIEBRICH, Jr.	2004	233,539	170,375	—	25,000	16,400
Chief Financial Officer of the Company and Executive Vice President/Chief Financial Officer of the Bank	2003	192,311	87,001	—	—	16,000
	2002	180,400	81,439	—	34,375	16,000

FRANK BASIRICO	2004	233,088	170,375	—	25,000	16,400
Executive Vice President and Senior Loan Officer of the Bank	2003	203,811	80,393	—	—	16,000
	2002	178,961	76,545	—	34,375	16,000

JAY W. COLEMAN	2004	234,138	170,375	—	25,000	16,400
Executive Vice President of Sales and Service Division of the Bank	2003	196,404	77,265	—	—	16,000
	2002	182,313	82,294	—	34,375	16,000

EDWIN POMPLUN	2004	166,432	46,170	—	1,250	15,894
Executive Vice President and Trust Division Manager of the Bank	2003	170,323	31,590	—	—	14,782
	2002	142,521	30,375	—	6,875	13,240

(1)	The amount of the aggregate of the other annual compensation did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for the named executive officer. For each named executive officer, other annual compensation related to use of Citizens Business Bank owned automobiles and for Messrs. Wiley and Coleman, country club dues and for Mr. Coleman, additional health club dues. The aggregate value of these perquisites were as follows: Mr. Wiley, $9,308; Mr. Basirico, $12,874; Mr. Biebrich, $7,176; Mr. Coleman, $7,882; and Mr. Pomplun, $9,068.

(2)	Represents stock options we granted, retroactively adjusted, as appropriate, for the five- for- four stock split effective in December 2004, 10% stock dividend distributed in January 2004 and the five for four stock split effective in January 2003.

(3)	Represents amounts Citizens Business Bank contributed to the 401(k) and Profit Sharing Plan and allocated to the named executives’ vested or unvested account under such plan.

     Option Grants in 2004

          The following table provides certain information with respect to the grant of stock options during 2004 to our named executive officers.

Option Grants in 2004

					Potential realizable value at assumed annual rates
Individual Grants					of stock price appreciation for option terms
	Number of
	securities	Percent of total
	underlying	options granted	Exercise or
	options granted	to employees in	base price	Expiration
Name	(#)(1)	fiscal year (%)	($/Sh)	date	5% ($)	10% ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
D. Linn Wiley	62,500	13.3	16.70	3-17-14	656,408	1,663,468
Frank Basirico	25,000	5.3	16.70	3-17-14	262,563	665,387
Edward J. Biebrich, Jr.	25,000	5.3	16.70	3-17-14	262,563	665,387
Jay W. Coleman	25,000	5.3	16.70	3-17-14	262,563	665,387
Edwin Pomplun	1,250	2.7	17.12	6-16-14	13,458	34,106

(1)	Each of the grants was for stock options (both incentive and nonqualified ) which vest at a rate of 20% a year for five years. The grants were made at the fair market value of CVB common stock on the date of grant pursuant to the Company’s 2000 Stock Option Plan which provides for acceleration of vesting in the event of a change in control. The number of securities underlying options granted and option price has been adjusted for the five-for-four stock split declared in December 2004.

           Option Exercises and Holdings

          The following table provides information with respect to the exercise of stock options during 2004 by our named executive officers and the value of unexercised options at December 31, 2004.

Aggregated Option(1) Exercises in Fiscal Year 2004
and Fiscal Year-End Option Values

			Number of Unexercised		Value of Unexercised In-the-
	Shares Acquired		Options at 12/31/04		Money Options at 12/31/04
	on Exercise(2)		(#)(2)		($)(3)
Name	(#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
D. Linn Wiley	41,357	503,562	11,817	74,317	170,283	454,658
Frank Basirico	19,421	273,019	0	53,144	—	396,897
Edward J. Biebrich, Jr.	—	—	124,128	53,146	1,625,133	396,921
Jay W. Coleman	22,863	245,846	14,312	53,144	149,806	396,902
Edwin Pomplun	—	—	77,882	8,771	1,279,444	89,509

(1)	We have no plans pursuant to which stock appreciation rights may be granted.

(2)	The number of securities acquired on exercise and available as unexercised options have been adjusted for the five-for-four stock split declared in December 2004.

(3)	Value of unexercised “in-the-money” options is the difference between the fair market value of the securities underlying the options and the exercise or base price of the options as of December 31, 2004 which was $21.25, as adjusted for five-for-four stock split declared in December 2004.

          The following table summarizes information as of December 31, 2004 relating to our equity compensation plans pursuant to which grants of options, restricted stock, or other rights to acquire shares may be granted from time to time.

Equity Compensation Plan Information

			Number of Securities
			Remaining Available for
	Number of Securities to be	Weighted-average	Future Issuance Under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(excluding securities
Plan Category	Warrants and Rights (a)	Warrants and Rights (b)	reflected in column (a))
Equity compensation plans approved by security holders	1,909,629	$9.70	3,671,058

Equity compensation plans not approved by security holders (1)	21,270	$6.54

Total	1,930,899	$9.66	3,671,058

(1)	The sole equity compensation plan not previously submitted to Company shareholders for approval is the CVB Financial Corp. 1999 Orange National Bancorp 1997 Continuation Stock Option Plan, which the Company adopted in connection with its acquisition of Orange National Bancorp and Orange National Bank. Pursuant to this plan, options were originally granted to original Orange National Bancorp employees and directors at no less than the fair market value of the stock subject to the option at the date of grant. At the time of adoption, the number of shares available for grant pursuant to this plan was reduced to the number of outstanding options being assumed in connection with this plan. As of December 31, 2004, 21,270 shares of CVB were issuable upon exercise of options pursuant to this plan and all of such options are immediately exercisable. No additional shares are available for future grant under this plan.

Employment Agreement with Our President and Chief Executive Officer

          On August 8, 1991, we entered into a renewing one-year employment agreement with Mr. Wiley which sets forth his compensation as President and Chief Executive Officer of CVB Financial and Citizens Business Bank. The agreement provides for an annual base salary of at least $300,000. Mr. Wiley’s base salary for 2004 was set at $500,000. This base salary is reviewed and adjusted on an annual basis at the discretion of the Board of Directors. The agreement further provides for Mr. Wiley to receive an annual bonus of $200,000 for each year after 1991, although Mr. Wiley’s actual bonus may be more or less than $200,000 depending on the attainment of certain performance goals. Additionally, the agreement provides for the use of an automobile, a country club membership, participation in the Bank’s Profit Sharing Plan and medical and life insurance benefits. In 2003, Mr. Wiley agreed that he would continue to serve CVB for an additional three years under the same terms of his existing employment agreement. Mr. Wiley also has a severance compensation agreement as described below.

          In addition, pursuant to the terms of our 2000 Stock Option Plan, upon a reorganization, merger, or consolidation of CVB Financial with one or more corporations as a result of which we will not be the surviving or resulting corporation, or a sale of substantially all the assets of CVB Financial to another person, or a reverse merger in which we are the surviving corporation but the shares of our stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, all outstanding unvested options Mr. Wiley may hold under our 2000 Stock Option Plan will become immediately exercisable.

Severance Compensation Agreements with Our Executive Officers

          On April 1, 2004, Citizens Business Bank entered into severance compensation agreements with all of its executive officers, including its President and Chief Executive Officer. These agreements provide that in the event a “Change of Control,” as described below, occurs during the executive’s employment and (i) the executive’s employment is terminated by us or Citizens Business Bank or any successor, other than for cause, within one year of the completion of such Change of Control, or (ii) the executive terminates or resigns employment for Good Reason, as described below, within one year of the completion of a Change in Control, the executive shall receive an amount equal to twice (2) the executive’s annual base compensation plus two times (2) the average of the last two years’ bonuses paid to the executive for the last calendar year immediately preceding the Change in Control. This amount will be paid in installments over a period of time after the effective date of termination of the executive’s employment pursuant to amendments to these severance compensation agreements currently being finalized. Each of these agreements provides for an outside termination date of April 1, 2007.

          A “Change in Control” occurs if, among other things:

               (i) any person or group, other than a director serving as such on the date of the severance compensation agreement, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of stock of CVB Financial or Citizens Business Bank possessing more than 50% of the total voting power of CVB Financial or Citizens Business Bank stock;

               (ii) a majority of the members of CVB Financial’s or Citizens Business Bank’s directors is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of CVB Financial’s or Citizens Business Bank’s board prior to the date of the appointment or election;

               (iii) a merger occurs where the holders of Citizens Business Bank’s or CVB Financial Corp.’s voting stock immediately prior to the effective date of such merger own less than 50% of the voting stock of the entity surviving such merger; or

               (iv) any one person or group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Citizens Business Bank that have a total fair market value greater than 50% of the total fair market value of all of Citizens Business Bank’s assets immediately before the acquisition or acquisitions. A transfer of assets will not be treated as a change in the ownership of such assets if the assets are transferred to:

                    (A) an entity, 50% or more of the total value or voting power of which is owned directly or indirectly by CVB Financial or Citizens Business Bank prior to the acquisition;

                    (B) a person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of CVB Financial or Citizens Business Bank prior to the acquisition; or

                    (C) an entity, at least 50% of the total value or voting power is owned, directly or indirectly by a person who owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of Citizens Business Bank prior to the acquisition.

               “Good Reason” includes (i) the executive’s then current level of annual base salary or employee benefit coverage is reduced; (ii) the executive suffers a material diminution in, among other items, title, authority or responsibilities; or (iii) the executive’s principal business office is relocated by more than 50 miles from its existing location.

               In addition, pursuant to the terms of CVB Financial’s 2000 Stock Option Plan, upon a reorganization, merger, or consolidation of CVB Financial with one or more corporations as a result of which CVB Financial will not be the surviving or resulting corporation, or a sale of substantially all the assets of CVB Financial to another person, or a reverse merger in which CVB Financial is the surviving corporation but the shares of CVB Financial’s stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, all outstanding unvested options become immediately exercisable.

Report on Executive Compensation

               The Report of the Compensation Committee should not be deemed incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the information contained in the report by reference.

REPORT OF THE COMPENSATION COMMITTEE

What is Our Philosophy on Executive Compensation?

               We have adopted a basic philosophy and practice of offering a compensation program designed to attract and retain highly qualified employees. Our compensation practices encourage and motivate these individuals to achieve superior performance. This underlying philosophy pertains specifically to executive compensation, as well as employee compensation at all other levels throughout the organization.

               There are three principal components of the executive compensation program. They include base salary compensation, bonus compensation (performance compensation) and long-term incentive compensation.

Base Salary

               For 2004, we determined the base salary compensation for each of our executive officers. This includes all of the named executives. We predicate the base salary on the executive’s ability, experience and past and potential performance and contribution to CVB Financial and Citizens Business Bank. The base salary range is based, in part, on our analysis of salary surveys from the California Bankers Association and the Salary Information Retrieval System survey prepared by Organization Resource Counselors, Inc. Furthermore, we establish the base salary so that we will have the ability to increase these base salaries in future years based on the executive’s performance.

               We will evaluate and adjust each executive’s base salary and incentive compensation, if appropriate, in subsequent years, based on future salary surveys, comparable salary information and other considerations. Base salary adjustments and incentive compensation changes for each executive will be predicated primarily on performance. We conduct performance evaluations at least annually. We base the evaluations on results achieved. These results are measured against specific performance standards established at the beginning or during the course of the year. For example, specific performance standards include, among other things, deposit growth, loan growth, fee income, expense control, net earnings, return on equity and return on assets.

               In 2003, we commissioned a comprehensive salary survey for our senior managers and executive officers from the Semler Brossy Consulting Group. The salary survey reviewed the competitiveness of our branch managers’ and executive officers’ salaries, bonuses, benefits and employment agreement arrangements against a peer-group of similarly sized, high-performing regional commercial banking organizations in order to analyze pay and performance for the top executive group against similar performing banks. The Compensation Committee and the Board of Directors reviewed the findings and made the appropriate adjustments in salary and bonus potential.

               For 2005, we have set the base salaries for our executive officers as follows: Mr. Biebrich, $245,000, Mr. Basirico, $245,000, Mr. Coleman, $245,000, and Mr. Wiley, $525,000.

               In addition, for each of our named executive officers, we provide the use of a bank-owned automobile. We also pay, for Messrs. Wiley and Coleman, country club dues and for Mr. Coleman, health club dues. In addition, each executive receives a nominal ($150) year-end bonus card.

Bonus

               Our bonus compensation is based on CVB Financial Corp.’s return on equity and other specific performance criteria under our discretionary performance compensation plan which we adopt each year. For 2004, bonus compensation was based on CVB Financial Corp.’s return on equity earnings growth, deposit growth, loan growth, operating efficiency and other specific performance criteria. The individual performance objectives and standards relate to specific results where the executive has substantial influence and accountability. CVB Financial Corp. must achieve a minimum return on equity for anyone to be eligible for a bonus under our performance bonus plan. This criterion provided for a minimum return on average equity of 15% for 2004. CVB Financial Corp.’s actual return on average equity for 2004 was 20.3%. In 2004, following analysis of the comprehensive salary survey described above, the Compensation Committee adjusted upward the maximum potential bonus eligible to be received by our executive officers under our performance bonus plan as a percentage of such executives’ base salaries. For 2004, Mr. Wiley was eligible to receive up to 150% of his base salary in bonus compensation, and Messrs. Basirico, Coleman and Biebrich were eligible to receive up to 75% of their base salaries in bonus compensation. We have adopted the same percentage range for each of Messrs. Wiley, Basirico, Biebrich and Coleman for their bonus potential for 2005.

               We believe that with the adoption of our Executive Incentive Plan (see “Proposal 2”) future bonus compensation paid to our executive officers will qualify for exclusion under Section 162(m) of the Internal Revenue Code which limits the deductibility of compensation paid to certain executive officers.

Long-Term Incentive Compensation

               We have two compensation plans that provide long-term incentives for our executive officers. They include a Stock Option Plan and a Profit Sharing Plan.

               The 2000 Stock Option Plan aligns the interests of key employees, including the named executives, with those of our shareholders. We provide these employees with an incentive to achieve superior performance by granting them long-term options to purchase CVB Financial common stock at a fixed exercise price that equals the fair market value of the underlying stock on the date of the grant. The Compensation Committee now administers the Stock Option Plan (which was previously administered by our Stock Option Committee). This committee has the authority to select the key employees eligible for the stock options and the number of options they will receive. The members of the Compensation Committee do not utilize any performance goals in determining the number of options to be granted, nor do they consider the number of options previously granted to an executive officer. Rather, the members base the award of stock options on their own analysis of that employee’s contribution to CVB Financial, including an assessment of the employee’s responsibilities, as well as the employee’s commitment to CVB Financial’s future. The amount of compensation an optionee may receive pursuant to the option is based solely on an increase in the value of CVB Financial’s common stock after the date of the grant or award.

               In 2004, the Compensation Committee granted 62,500 options to Mr. Wiley, 25,000 options to Messrs. Basirico, Biebrich and Coleman, and 1,250 options to Mr. Pomplun (all as adjusted for our stock split declared in December 2004). The committee believes that stock options granted under the 2000 Stock Option Plan qualify for exclusion under Section 162(m) of the Internal Revenue Code, which limits the deductibility of compensation paid to certain executive officers, as performance-based compensation. We believe CVB Financial Corp. should be able to continue to manage its compensation for executive officers so as to preserve the related income tax deductions, although individual exceptions may occur.

               The CVB Financial Corp. 401(k) and Profit Sharing Plan primarily provides retirement benefits to all eligible employees, including Named Executives. It also has death and disability features.

               For Profit Sharing, employees become eligible upon completing at least one year of service and 1,000 hours of employment. Annual contributions are made solely by CVB Financial. These contributions are entirely discretionary, and are approved by the Board of Directors based on CVB Financials earnings and return on equity. For 2004, CVB Financial contributed $1.46 million or 5% of total eligible employee base salary and bonus to the Profit Sharing Plan. We allocate contributions proportionately to the accounts of plan participants based on their base salaries and bonus. Plan participants become fully vested in these amounts upon reaching seven years of service.

               Employees also receive a Qualified Non-Elective Contribution. Employees are fully vested immediately. Annual contributions are made solely by CVB Financial. These contributions are guaranteed to eligible 401(k) participants. For 2004, CVB Financial Corp. contributed $1.2 million or 3% of total eligible employee base salary and bonus to the Qualified Non-Elective Contribution. Of this amount, $30,500 was contributed to the accounts of the named executive officers. We allocate contributions proportionately to the accounts of plan participants based on their base salaries and bonus.

Compensation of Our Chief Executive Officer

               Mr. Wiley, the President and Chief Executive Officer of CVB Financial and the Bank, received compensation for his services during 2004 based primarily upon his rights under his employment agreement with CVB Financial and Citizens Business Bank. We discuss this contract under the heading “Employment Agreement with Our President and Chief Executive Officer.” Mr. Wiley is also eligible to receive a discretionary annual bonus pursuant to his employment agreement. We base his bonus on specific performance achievements as outlined above for other executive officers contained in our performance bonus plan we adopt each year. He received an annual bonus of $725,000 or approximately 145% of base salary, for his services in 2004. This bonus was predicated on return on average equity, deposit growth, loan growth, earnings, non-performing assets and operating efficiency. In addition to the benefits his employment agreement provides, Mr. Wiley is an eligible participant in our Profit Sharing Plan and an eligible participant under our 2000 Stock Option Plan. Mr. Wiley received a vested allocation of $16,400 for 2004 under our 401(k) and profit sharing plan. This represents his proportionate share of the aggregate employer contribution authorized by the Board of Directors for 2004. He also received a grant of 62,500 stock options under our 2000 Stock Option Plan (as adjusted for our five-for-four stock split declared in December 2004).

Dated: March 18, 2005

THE COMPENSATION COMMITTEE
GEORGE A. BORBA, Chairman
JOHN A. BORBA
RONALD O. KRUSE
JOHN J. LOPORTO
JAMES C. SELEY
SAN E. VACCARO

How Do We Compensate Directors?

               We compensate our outside directors and the directors of Citizens Business Bank with a fee for attendance at Board and committee meetings. Each outside director received an annual retainer of $43,047 (payable in twelve equal installments) for Board and Committee meetings, except for the Chairman of the Board (Mr. George Borba) who received an annual retainer of $123,000 (payable in twelve equal installments) for attendance at such meetings. Mr. Wiley does not receive any fees for serving as a director of CVB Financial or Citizens Business Bank. We paid a total of $381,252 in 2004 as directors’ fees.

               In addition, all of CVB Financial directors are eligible to participate in CVB’s medical plans on the same basis as all other employees of CVB and are eligible to receive grants of stock options under our 2000 Stock Option Plan. We contributed between $6,171 and $7,101 per director as the Company’s contribution under its medical plans.

               In 2004, each outside director was granted options to purchase 31,250 shares of CVB common stock pursuant to our 2000 Stock Option Plan (as adjusted for our five-for-four stock split declared in December 2004). Mr. Wiley’s compensation (including grant of options in 2004) is reported above.

Compensation Committee Interlocks and Insider Participation

               None of the members of the Compensation Committee has ever been an officer or employee of CVB Financial or any of its subsidiaries. For information concerning certain related transactions with George Borba and Mr. John Borba, see “Certain Relationships and Related Transactions.”

Performance Graph

               The following graph compares the yearly percentage change in CVB Financial’s cumulative total shareholder return (stock price appreciation plus reinvested dividends) on common stock (i) the cumulative total return of the Nasdaq National Market; and (ii) a published index comprised by Core Data Group (formerly Media General Financial Services) of banks and bank holding companies in the “Pacific States,” which are Alaska, Arizona, California, Hawaii, Montana, Nevada, North Dakota, South Dakota, Oregon, Utah, Washington and Wyoming (the industry group line depicted below). The graph assumes an initial investment of $100 and reinvestment of dividends. Points on the graph represent the performance as of the last business day of each of the years indicated. The graph is not necessarily indicative of future price performance. On June 11, 2001, CVB Financial Corp’s common stock ceased trading on the American Stock Exchange and began trading on the Nasdaq National Market System on the following business day.

               The graph shall not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this graph by reference.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG CVB FINANCIAL CORP.,
NASDAQ MARKET INDEX AND COREDATA GROUP INDEX

               Period Ended December 31, 1999 Through December 31, 2004

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

		2000	2001	2002	2003	2004
CVB Financial Corp.	100.00	94.51	147.61	204.55	219.71	309.02
Industry Index	100.00	115.72	131.37	127.47	193.05	235.67
Nasdaq Market Index	100.00	62.85	50.10	34.95	52.55	56.97

Certain Relationships and Related Transactions

               Some of the directors and executive officers of CVB Financial and associates of them were customers of, and had loans and commitments with Citizens Business Bank and its subsidiary in the ordinary course of its business during 2004, and we expect such transactions will continue in the future. All of these loans and commitments were made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness and comply with the provisions of the Sarbanes-Oxley Act of 2002. In our opinion, these transactions did not involve more than a normal risk of collectibility or present other unfavorable features.

               Mr. Steven Borba, son of director John Borba, is employed by Citizens Business Bank as a non-executive officer. For 2004, his total compensation (including bonus) was $103,090.

               In the third quarter of 2004, Citizens Business Bank sold the building that housed its business financial center and wealth management group for approximately $4.6 million to an unaffiliated third party. Mr. Armen Gourdikian, son-in-law of director George Borba, was one of two real estate brokers with Cushman & Wakefield which represented Citizens Business Bank in the sale of the building. Cushman & Wakefield received a commission of $115,000 from Citizens Business Bank in connection with the sale.

               In the fourth quarter of 2004, Citizens Business Bank also purchased a building to house its new data processing center for approximately $6 million from an unaffiliated third party. Mr. Gourdikian was one of three real estate brokers with Cushman & Wakefield which represented both the seller and Citizens Business Bank in the sale of the building. Cushman & Wakefield received a commission of $300,000 in connection with the sale, all of which was paid by the seller. The total commissions Cushman & Wakefield received in connection with the two transactions were substantially less than 1% of Cushman & Wakefield’s gross revenues for 2004.

Did Directors and Officers Comply with Their Section 16(a) Beneficial Ownership Reporting Compliance Requirements in 2004?

               Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of CVB Financial’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). The SEC requires executive officers, directors and greater than 10% shareholders to furnish to us copies of all Section 16(a) forms they file.

               Based solely on our review of these reports and of certifications furnished to us, we believe that during the fiscal year ended December 31, 2004, all executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except for one late filing of a Form 4 by each of the directors and the named executive officers (other than Mr. Pomplun), in connection with their option grants in March 2004.

THE BOARD RECOMMENDS A VOTE “FOR” ALL SEVEN NOMINEES FOR DIRECTOR.

PROPOSAL 2

APPROVAL OF EXECUTIVE INCENTIVE PLAN

A. General Summary

     The Board of Directors and Compensation Committee of CVB has approved a new annual performance-based compensation plan for executives of the Company – the Executive Incentive Plan (the “Executive Incentive Plan”). A copy of the Executive Incentive Plan is attached hereto as Annex A. The objective of the Executive Incentive Plan is to reward executives for outstanding services provided to the Company. In addition, by linking the executive’s overall compensation to performance established goals, CVB Financial will be able to hold the executives accountable for their individual performance and CVB Financial’s corporate financial performance.

     The Executive Incentive Plan is also intended to provide income tax benefits to the Company. The Executive Incentive Plan is designed to qualify under Section 162(m) as a performance-based compensation plan. Under Section 162(m), compensation in excess of $1,000,000 paid to any of the chief executive officer and the four most highly compensated officers individually in any year is not tax deductible by the Company unless the compensation is considered to be performance-based.

     The Executive Incentive Plan is submitted to the shareholders for approval because under Section 162(m) shareholder approval of the plan is necessary in order for the Company to qualify for the tax deduction for the performance-based compensation. Without shareholder approval, the Company will not implement the Executive Incentive Plan and will not offer awards under the Executive Incentive Plan to executives. The Company may pay other bonus compensation to executives that it will not be permitted to deduct as performance-based compensation for federal income taxes purposes to the extent an executive receives total compensation in excess of $1,000,000 in any year.

     B. Executive Incentive Plan - Plan Summary

     Administration. The Executive Incentive Plan will be administered by the Compensation Committee (which also serves as the Compensation Committee of the Bank), which consists of independent directors, who qualify as non-employee directors under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and as outside directors under Section 162(m).

     Subject to the terms of the Executive Incentive Plan, the Committee has sole discretion to:

•	select the persons who will receive performance bonuses;

•	determine the terms and conditions of performance bonuses (subject to the performance bonus limitations);

•	set the performance targets for performance bonuses; and

•	interpret the provisions of the Executive Incentive Plan.

               Performance Periods. The performance periods will be single calendar years. At the end of each year, the Committee will determine the amount of the Executive Incentive Plan awards and the extent to which performance bonuses are payable for such year.

          Criteria For Determining Bonuses; Maximum Bonus. Performance awards will be provided based on the achievement of specific performance goals related to the following business criteria:

•	deposit growth

•	total deposits

•	earnings growth

•	earnings per share

•	efficiency ratio

•	investment services earnings

•	investment services revenue

•	loan growth

•	total loans

•	net income

•	fee income

•	new trust assets

•	new trust fees

•	nonperforming assets to assets ratio

•	return on assets

•	return on equity

•	trust earnings

•	trust growth

•	trust revenue

The maximum performance bonus that may be paid to any single executive under the Executive Incentive Plan for any year is $1,750,000.

     Eligibility. The Committee selects the persons to whom performance bonuses will be granted under the Executive Incentive Plan for each year. Under the Executive Incentive Plan, the Company’s President, Chief Executive Officer, Executive Vice President and all other senior officers specifically approved by the Committee are eligible to participate under the plan. Currently, five individuals are eligible for participation under the plan.

     Types of Performance Awards. In all cases, the performance bonuses granted under the Executive Incentive Plan will be paid out in cash.

     Determination of Performance Awards. The amount of the performance bonuses to be paid out to executives will be determined by the Committee for each year. The Committee has discretion to determine the schedule for the payout of performance bonuses.

     Amendment and Termination of the Executive Incentive Plan. The Board of Directors or the Committee may amend or terminate the Compensation Plan at any time and for any reason. However, amendments will be submitted for shareholder approval if necessary or appropriate to continue the Executive Incentive Plan’s compliance with Section 162(m).

C. Federal Tax Aspects

               The following is a summary of the general federal income tax consequences to U.S. taxpayers and CVB Financial for performance bonuses granted under the Executive Incentive Plan. Tax consequences for any particular individual may be different.

               Tax Effect for Executives. A recipient of a performance bonus will be subject to ordinary income tax on the amount received at the time the performance bonus is paid.

               Tax Effect for CVB Financial. CVB Financial generally will receive a tax deduction for any ordinary income recognized by an executive from a performance bonus. Special rules limit the deductibility of compensation paid to the Company’s chief executive officer and its four most highly compensated officers. Under Section 162(m), the annual compensation paid to each of these executives may not be deductible to the extent that it exceeds $1,000,000. However, CVB Financial may preserve the deductibility of performance-based compensation paid to the executives in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include specifically defining the basis upon which the total performance-based compensation is measured and upon shareholder approval of such basis. This limitation permits the Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), provided that the Company’s shareholders approve the Compensation Plan.

               Shareholder approval of the Executive Incentive Plan is necessary for the plan to be implemented and for the performance-based compensation paid to the executives under the plan to be fully deductible by the Company for federal income tax purposes. If shareholder approval is not given for the Executive Incentive Plan, compensation in excess of $1,000,000 paid to an executive in any year, including base salary and any other compensation that does not meet the performance-based conditions of Section 162(m), will not be tax deductible by the Company. Approval of the Executive Incentive Plan requires the favorable vote of the majority of the votes represented and voting at the Annual Meeting.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL
OF THE CVB FINANCIAL CORP. 2005 EXECUTIVE INCENTIVE PLAN.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

               We have appointed McGladrey & Pullen, LLP as our independent registered public accounting firm for the year ending December 31, 2005. The Audit Committee appoints our independent auditors. McGladrey & Pullen, LLP who performed our audit services for the year ended 2004, including an examination of the consolidated financial statements and services related to filings with the Securities and Exchange Commission, has served as our accountants since June 15, 2004. McGladrey & Pullen, LLP has provided audit services at customary rates and terms. Between 1986, and April 30, 2004 Deloitte & Touche, LLP were our auditors.

               On April 30, 2004, Deloitte & Touche LLP notified CVB Financial that it had declined to stand for reelection as the Company’s independent auditors. The reports of Deloitte & Touche LLP on the consolidated financial statements of CVB Financial and its subsidiaries for its fiscal years ended 2002 and 2003 did not contain an adverse opinion or a disclaimer of opinion, nor were they modified or qualified as to uncertainty, audit scope or accounting principles in any respect. The decision to decline to stand for reelection was made by Deloitte & Touche LLP and, accordingly, no action was taken by CVB Financial’s audit committee to recommend or approve this change of accountants. During the 2002 and 2003 fiscal years and through the interim period ended April 30, 2004, there were no disagreements between CVB Financial and Deloitte & Touche LLP, or other reportable events as set forth in applicable SEC regulations, on any matter of accounting principles or practices, internal controls, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. McGladrey & Pullen, LLP was appointed as CVB Financial’s independent registered public accountants on June 15, 2004 by the Audit Committee.

Principal Auditors and Fees

               The aggregate fees CVB Financial Corp. incurred for audit and non-audit services provided by McGladrey & Pullen, LLP, who acted as our independent registered public accountants for the fiscal year end December 31, 2004 were as follows:

	2003	2004
Audit Fees(1)	$0	$440,000
Audit Related Fees(2)	$0	$15,000
Tax Fees(3)	$153,000	$132,000
All Other Fees	$0	$0

Total	$153,000	$587,000

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements, audit of our internal controls and audit services provided in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)	Audit-related fees consisted of consultation for review of proxy materials relating to an acquisition and consultation over financial accounting and reporting standards.

(3)	Tax fees consist principally of fees for tax returns, Internal Revenue Service and Franchise Tax Board audits and tax advice related to mergers and acquisitions.

               For professional services rendered by Deloitte & Touche LLP, our principal accountants through April, 2004, we paid $190,000 in audit fees and $14,000 in audit-related fees for work performed during our 2003 fiscal year and $25,000 for work performed during our 2004 fiscal year. The Audit Committee’s pre-approval policy provides for pre-approval of all audit, audit-related and tax services. Accordingly, all audit services provided by McGladrey & Pullen, LLP were pre-approved by our committee. The Audit Committee has granted general pre-approval for certain audit, audit related and tax services. If the cost of any such services exceeds the range of anticipated cost levels, the services will require specific pre-approval by the Audit Committee. If any particular service falls outside the general pre-approval, it must also be specifically approved by the Audit Committee. If specific pre-approval of a service is required, both the independent auditor and the Company’s Chief Financial Officer must submit a request to the Audit Committee including the reasons why the proposed service is consistent with the Securities and Exchange Commission’s regulations on auditor independence. In addition, with respect to each pre-approved service, the independent auditor is required to provide detailed back-up documentation which will be provided to the Audit Committee, regarding the specific services to be provided.

               The pre-approval policy also authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

               The Audit Committee has considered whether the provision of financial information systems design and implementation services and other non-audit services is compatible with maintaining the independence of McGladrey & Pullen, LLP.

               Representatives of McGladrey & Pullen, LLP will be present at the meeting. They will be available to respond to your appropriate questions and will be able to make such statements as they desire. If you do not ratify the selection of independent accountants, the Audit Committee will reconsider the appointment. However, even if you ratify the selection, the Audit Committee may still appoint new independent accountants at any time during the year if it believes that such a change would be in the best interests of CVB Financial and our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
RATIFICATION OF THE SELECTION OF
MCGLADREY & PULLEN, LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS FOR 2005.

ANNUAL REPORT

               Together with this Proxy Statement, CVB Financial has distributed to each of its shareholders our Annual Report on Form 10-K for the year ended December 31, 2004, which includes the consolidated financial statements of CVB Financial and its subsidiaries and the report thereon of McGladrey & Pullen, LLP, CVB Financial’s independent registered public accountants. If you did not receive the Form 10-K (or would like another copy), we will send it to you without charge.

               The Annual Report on Form 10-K includes a list of exhibits filed with the Securities and Exchange Commission, but the Form 10-K we have delivered to you does not include the exhibits. If you wish to receive copies of the exhibits, we will send them to you. Expenses for copying and mailing will be your responsibility. Please write to:

Donna Marchesi, Secretary
CVB Financial Corp.
701 North Haven Avenue
Suite 350
Ontario, California 91764

In addition, the Securities and Exchange Commission maintains an internet site at http://www.sec.gov that contains information we file with them.

PROPOSALS OF SHAREHOLDERS

               If you wish to submit a proposal for consideration at our 2006 Annual Meeting of Shareholders, you may do so by following the procedures prescribed in the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in our proxy statement and proxy materials, our Corporate Secretary must receive your proposal no later than December 10, 2005.

               For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if (a) CVB Financial Corp. receives notice of the proposal before the close of business on February 23, 2006 and advises stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on the matter, or (b) does not receive notice of the proposal prior the close of business on February 23, 2006.

               Notices of intention to present proposals at the 2006 annual meeting should be addressed to our Corporate Secretary, CVB Financial Corp., 701 North Haven Avenue, Ontario, California 91764. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other requirements.

Dated: April 8, 2005	CVB FINANCIAL CORP.

D. Linn Wiley President and Chief Executive Officer

ANNEX A

CVB FINANCIAL CORP.
2005 EXECUTIVE INCENTIVE PLAN

     1. Purpose of Plan.

               1.1 The purpose of the Plan is to promote the success of the Company by providing Participants with incentive compensation that qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code.

     2. Definitions and Terms.

               2.1 Specific Terms. The following words and phrases shall have the following meanings, unless a different meaning is plainly required by the context:

                    (a) “Board” means the Board of Directors of the Company.

                    (b) “Bonus” means an award under this Plan of a conditional opportunity to receive a cash payment if the applicable Performance Targets are satisfied in the applicable Performance Period.

                    (c) “Business Criteria” means any one or any combination of deposit growth, earnings growth, earnings per share, efficiency ratio, fee income, investment services earnings, investment services revenue, loan growth, net income, new trust assets, new trust fees, nonperforming assets to assets ratio, return on assets, return on equity, total deposits, total loans, trust earnings, trust growth, or trust revenue.

                    (d) “Cause,” as such term relates to the termination of any person’s status as an employee or other service provider of the Company, means the occurrence of one or more of the following: (i) such person is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement which has an immediate and materially adverse effect on the Company, as determined by the Board in good faith in its sole discretion; (ii) such person engages in a fraudulent act to the material damage or prejudice of the Company or in conduct or activities materially damaging to the property, business or reputation of the Company, all as determined by the Board in good faith in its sole discretion; (iii) any material act or omission by such person involving malfeasance or negligence in the performance of such person’s duties to the Company to the material detriment of the Company, as determined by the Board in good faith in its sole discretion, which has not been corrected by such person to the satisfaction of the Board within 30 days after written notice from the Company of any such act or omission; (iv) failure by such person to comply in any material respect with the terms of his employment agreement, if any, or any written policies or directives of the Board as determined by the Board in good faith in its sole discretion, which has not been corrected by such person to the satisfaction of the Board within 30 days after written notice from the Company of such failure; or (v) material breach by such person of any other agreement with the Company, as determined by the Board in good faith in its sole discretion.

                    (e) “Code” means the Internal Revenue Code of 1986, as amended.

                    (f) “Committee” means the Compensation Committee of the Board of Directors of CVB Financial Corporation. The Committee shall consist of at least three (3) members of the Board who are “outside directors” within the meaning of Section 162(m).

                    (g) “Company” means CVB Financial Corporation, including all of its subsidiaries.

                    (h) “Executive” means an employee (including any officer) of the Company who is (or in the opinion of the Committee may during the applicable Performance Period become) a “covered employee” for purposes of Section 162(m). An Executive holds one or more of the following corporate titles or management committee designations:

President;
Chief Executive Officer;
Executive Vice President; and
Other Senior Officers (nominated for Plan participation by the Chief Executive Officer and approved by the Committee.)

                    (i) “Participant” means an Executive selected to participate in the Plan by the Committee.

                    “Performance Period” means the Year or Years (or portions thereof) with respect to which the Performance Targets are set by the Committee.

                    (k) “Performance Targets” means the specific objective goals that are timely set in writing by the Committee pursuant to Section 4.2 for each Participant for the applicable Performance Period in respect of any one or more of the Business Criteria.

                    (l) “Plan” means this 2005 Executive Incentive Plan, as amended from time to time.

                    (m) “Section 162(m)” means Section 162(m) of the Code, and the regulations promulgated thereunder, all as amended from time to time.

                    (n) “Year” means a fiscal year of the Company commencing on or after January 1 that constitutes all or part of the applicable Performance Period and ends no later than December 31.

     3. Administration of the Plan.

               3.1 The Committee. The Plan shall be administered by the Committee. The Board shall have the authority to appoint and remove members of the Committee.

               3.2 Powers of the Committee. The Committee shall have the sole authority to establish and administer the Business Criteria and Performance Targets and the responsibility of determining from among the Executives those persons who will participate in and receive Bonuses under the Plan and the time or times at which and the form and manner in which Bonuses will be paid; and shall otherwise be responsible for the administration of the Plan, in accordance with its terms. The Committee shall have the authority to construe and interpret the Plan (except as otherwise provided herein) and any agreement or other document relating to any Bonuses under the Plan, may adopt rules and regulations governing the administration of the Plan, and shall exercise all other duties and powers conferred on it by the Plan, or which are incidental or ancillary thereto.

               3.3 Requisite Action. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of those present at a meeting at which a quorum is present or the unanimous written consent of the Committee shall constitute action by the Committee.

     4. Bonus Awards.

               4.1 Provision for Bonus. Each Participant may receive a Bonus if the Performance Targets, relative to the applicable Business Criteria, are attained in the Performance Period. The applicable Performance Period and Performance Targets shall be determined by the Committee consistent with the terms of the Plan and Section 162(m). Notwithstanding the fact that the Performance Targets have been attained, the Company may pay a Bonus of less than the amount determined by the formula or standard established pursuant to Section 4.2 or may pay no Bonus at all, unless the Committee otherwise expressly provides by written contract or other written commitment.

               4.2 Selection of Performance Targets. The specific Performance Targets with respect to the Business Criteria must be established by the Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the Performance Targets remains substantially uncertain within the meaning of Section 162(m). At the time the Performance Targets are selected, the Committee shall provide, in terms of an objective formula or standard for each Participant, and for any person who may become a Participant after the Performance Targets are set, the method of computing the specific amount that will represent the maximum amount of Bonus payable to the Participant if the Performance Targets are attained, subject to Sections 4.1, 4.3, 4.6, 5.1 and 6.9. The objective formula or standard shall preclude the use of discretion to increase the amount of any Bonus earned.

               4.3 Maximum Individual Bonus. Notwithstanding any other provision hereof, no Executive shall receive a Bonus under the Plan for any one Year in excess of $1.75 million.

               4.4 Selection of Participants. For each Performance Period, the Committee shall determine, at the time the Business Criteria and the Performance Targets are set, those Executives who will participate in the Plan.

               4.5 Effect of Mid-Year Change in Executive Status. If services as an Executive cease after the commencement of a Performance Period, but the Participant remains employed with the Company, the Committee may award a Bonus that is proportionately adjusted based on the period of time during the Performance Period that the Executive is a Participant; the amount of any Bonus paid to such Participant shall not exceed that proportionate amount of the applicable maximum individual Bonus under Section 4.3. In order to be eligible to participate in the Plan, the Executive must be employed in an Executive position for at least 90 days during the Performance Period.

               4.6 Committee Discretion to Determine Bonuses. The Committee has the sole discretion to determine the standard or formula pursuant to which each Participant’s Bonus shall be calculated (in accordance with Sections 4.1 and 4.2), whether all or any portion of the amount so calculated will be paid, and the specific amount (if any) to be paid to each Participant, subject in all cases to the terms, conditions, and limits of the Plan and of any other written commitment authorized by the Committee. The Committee has the sole discretion to reduce an Executive’s Bonus. The Committee may not, however, increase an Executive’s Bonus based upon the reduction of another Executive’s Bonus, or otherwise. To this same extent, the Committee may at any time establish (and, once established, rescind, waive, or amend) additional conditions and terms of payment of Bonuses (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan. The Committee may not, however, increase the maximum amount permitted to be paid to any individual under Section 4.2 or 4.3 of the Plan or award a Bonus under this Plan if the applicable Performance Targets have not been satisfied.

               4.7 Committee Certification. No Executive shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Plan and that the Performance Targets and any other material terms previously established by the Committee or set forth in the Plan were in fact satisfied.

               4.8 Time of Payment. Any Bonuses awarded by the Committee under the Plan shall be paid as soon as practicable following the Committee’s determinations under this Section 4 and the certification of the Committee’s findings under Section 4.7. Any such payment shall be in cash on such payment date as the Committee may approve or require, subject to applicable withholding requirements (as provided in Section 4.9).

               4.9 Tax Withholding. The Company shall withhold from any amounts payable under this Plan, or from any other compensation payable to the Participant, any and all federal, state and local income taxes, the Participant’s share of FICA and other employment taxes, and any other taxes that are required to be withheld from such payment under applicable law.

     5. Vesting and Termination of Bonuses.

               5.1 Vesting or Termination. Except as otherwise set forth in the Plan, in the event of Participant’s termination of employment with the Company during a Performance Period or thereafter prior to payment of Bonuses relating thereto, each Bonus shall be vested or shall terminate on such terms and conditions as the Committee shall establish with respect to the Bonus.

               5.2 Termination of Employment for Cause. If a Participant’s employment with the Company is terminated for Cause or if a Participant engages in misconduct defined as Cause either before voluntary termination of employment or after termination of employment, any Bonus held by such Participant shall terminate immediately upon the Company giving notice to the Participant either of Participant’s termination of employment for Cause or that the Participant has engaged in misconduct defined as Cause. The Committee shall be the sole judge of whether the Participant’s termination of employment for Cause or the Participant has engaged in misconduct defined as Cause.

     6. General Provisions.

               6.1 No Right to Bonuses or Continued Employment. Neither the establishment of the Plan nor the provision for or payment of any amounts hereunder nor any action of the Company (including, for purposes of this Section 6.1, any predecessor), the Board, or the Committee in respect of the Plan shall be held or construed to confer upon any person any legal right to receive, or any interest in, a Bonus or any other benefit under the Plan, or any legal right to be continued in the employ of the Company. The Company expressly reserves any and all rights to discharge an Executive in its sole discretion, without liability of any person, entity, or governing body under the Plan or otherwise. Nothing in this Section 6.1, however, is intended to adversely affect any express independent right of any person under a separate employment agreement. Notwithstanding any other provision hereof and notwithstanding the fact that the Performance Targets have been attained and/or the individual maximum amounts hereunder have been calculated, the Company shall have no obligation to pay any Bonus hereunder nor to pay the maximum amount so calculated or any prorated amount based on service during the period, unless the Committee otherwise expressly provides by written contract or other written commitment.

               6.2 Discretion of Company, Board, and Committee. Any decision made or action taken by the Company or by the Board or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation, and effect of the Plan shall be within the absolute discretion of such entity and shall be conclusive and binding upon all persons. No member of the Committee shall have any liability for actions taken or omitted under the Plan by the member or any other person.

               6.3 Arbitration. All claims, disputes and other matters in question arising out of or relating to this Plan shall be resolved by binding arbitration before an arbitrator, selected by the mutual agreement of the parties, from the Judicial Arbitration and Mediation Services, Inc. (“JAMS”), in Ontario, California. In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this paragraph, or has discontinued its business, the parties agree that an arbitrator, selected by the mutual agreement of the parties, from the American Arbitration Association (“AAA”), in Ontario, California, shall conduct the binding arbitration referred to in this paragraph. Notice of the demand for arbitration shall be filed in writing with the other party to the dispute and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The arbitration shall be subject to commercial rules and procedures used or established by JAMS, or if there are none, the commercial rules and procedures used or established by AAA. Notwithstanding anything to the contrary in the JAMS (or AAA) rules and procedures, the arbitration shall provide for (i) written discovery and depositions adequate to give the parties access to documents and witnesses that are essential to the dispute and (ii) a written decision by the arbitrator that includes the essential findings and conclusions upon which the decision is based. Subject to Section 6.4 below, the parties shall bear their own costs and attorneys’ fees incurred in conducting the arbitration, and shall split equally the fees and administrative costs charged by the arbitrator and JAMS (or AAA) unless required otherwise by applicable law. Any award rendered by JAMS (or AAA) shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. Any arbitration hereunder shall be conducted in Ontario, California, unless otherwise agreed to by the parties.

               6.4 Attorneys Fees. In the event of any arbitration or litigation concerning any controversy, claim, or dispute arising out of or relating to this Plan, the prevailing party shall be entitled to recover from the non-prevailing party reasonable expenses, attorneys’ fees, and costs incurred in connection therewith or in the enforcement or collection of any judgment or award rendered therein. The “prevailing party” means the party determined by the arbitrator(s) or court, as the case may be, to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

               6.5 No Funding of Plan. The Company shall not be required to fund or otherwise segregate any cash or any other assets, which may at any time be paid to Participants under the Plan. The Plan shall constitute an “unfunded” plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any rights of any Participant or former Participant shall be no greater than those of a general unsecured creditor or shareholder of the Company, as the case may be.

               6.6 Non-Transferability of Benefits and Interests. Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or former Participant. This Section 6.6 shall not apply to an assignment of a contingency or payment due (i) after the death of a Participant to the deceased Participant’s legal representative or beneficiary or (ii) after the disability of a Participant to the disabled Participant’s personal representative.

               6.7 Law to Govern. All questions pertaining to the construction, regulation, validity, and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of California.

               6.8 Non-Exclusivity. The Plan does not limit the authority of the Company, the Board, or the Committee, to grant awards or authorize any other compensation to any person under any other plan or authority.

               6.9 Section 162(m) Conditions; Bifurcation of Plan. It is the intent of the Company that the Plan and Bonuses made hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are persons whose compensation is subject to Section 162(m), satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of the Plan or any Bonus intended (or required in order) to satisfy the applicable requirements of Section 162(m) are only applicable to persons whose compensation is subject to Section 162(m).

          7. Amendments, Suspension or Termination of Plan. The Board or the Committee may from time to time amend, suspend, or terminate in whole or in part, and if suspended or terminated, may reinstate, any or all of the provisions of the Plan. Notwithstanding the foregoing, no amendment shall be effective without Board and/or shareholder approval if such approval is necessary to comply with the applicable provisions of Section 162(m).

(Side 1 of Card)

CVB FINANCIAL CORP.
REVOCABLE PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
MAY 18, 2005

THE BOARD OF DIRECTORS IS SOLICITING THIS PROXY

               I/we hereby nominate, constitute and appoint John A. Borba, John J. LoPorto and James C. Seley, and each of them, their attorneys, agents and proxies, with full powers of substitution to each, to attend and act as proxy or proxies at the 2005 Annual Meeting of Shareholders of CVB FINANCIAL CORP. which will be held at the Ontario Convention Center, 2000 Convention Center Way, Ontario, California 91764, on Wednesday, May 18, 2005, at 7:00 p.m., and at any and all postponements or adjournments thereof, and to vote as I/we have indicated the number of shares which I/we, if personally present, would be entitled to vote.

               Nominees: George A. Borba, John A. Borba, Ronald O. Kruse, John J. LoPorto, James C. Seley, San E. Vaccaro and D. Linn Wiley.

               1. ELECTION OF DIRECTORS.

☐	FOR all nominees listed above (except as indicated to the contrary below). Discretionary authority to cumulate votes is granted to the Board.

☐	WITHHOLD AUTHORITY to vote for all nominees listed above.

               INSTRUCTION: TO WITHHOLD AUTHORITY to vote for any individual nominee(s), strike that nominee’s(s’) name from the list above.

               2. APPROVAL OF 2005 EXECUTIVE INCENTIVE PLAN

☐	FOR

☐	AGAINST

☐	ABSTAIN

               3. RATIFICATION OF APPOINTMENT OF MCGALDREY & PULLEN, LLP as independent registered public accountants of CVB Financial Corp. for the year ending December 31, 2005.

☐	FOR

☐	AGAINST

☐	ABSTAIN

               4. OTHER BUSINESS. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting and at any and all adjournments thereof. If any other matter is presented, your proxies will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion. The Board of Directors at present knows of no other business to be presented at the Annual Meeting.

PLEASE SIGN AND DATE ON REVERSE SIDE

(Side 2 of Card)

PLEASE SIGN AND DATE BELOW

               I/we hereby ratify and confirm all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revoke any and all proxies I/we have given before to vote at the meeting. I/we acknowledge receipt of the Notice of Annual Meeting and the Proxy Statement which accompanies the notice.

Dated:                               , 2005

Signed:

Signed:

               Please date this Proxy and sign above as your name(s) appear(s) on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, “FOR” APPROVAL OF THE EXECUTIVE INCENTIVE PLAN AND “FOR” RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, “FOR” THE EXECUTIVE INCENTIVE PLAN AND “FOR” RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP.